BALTIA AIR LINES, INC.

UNDERWRITING AGREEMENT

                                   New York, New York
                                   Dated:           , 1997

GLOBAL EQUITIES GROUP, INC.
5 Hanover Square, 22nd Floor
New York, New York 10004

and

Suncoast Capital Corp.

_______________________________

_______________________________

Gentlemen:


     The undersigned, Baltia Air Lines, Inc., a corporation incorporated under the laws of the State of New York (the "Company"), proposes to issue and sell to Global Equities Group, Inc. ("Global") and Suncoast Capital Corp. ("Suncoast"), the "Underwriters" named on Schedule A hereto, pursuant to this Underwriting Agreement ("Agreement"), an aggregate of 1,000,000 shares of the Company's Common Stock (the "Common Stock") and 3,000,000 Redeemable Common Stock Purchase Warrants (the "Public Warrants"). The Public Warrants are exercisable to purchase one share of Common Stock, at any time commencing one year from the date on which the Registration Statement (as defined in Section l(a) hereof) shall have become or been declared effective (the "Effective Date"), and ending on the fifth anniversary of the Effective Date. The Public Warrant exercise price, subject to adjustment as described in the agreement providing for the Warrants (the "Warrant Agreement"), shall be $6.50 per share of Common Stock.

     Commencing one year after the Effective Date, the Warrants are subject to redemption by the Company at $.125 per Warrant, provided that (a) prior notice of not less than 30 days' written notice is given to the holders of the Warrants (the

"Warrantholders"), and (b) the last sale price of the Common Stock for a period of 20 consecutive trading days ending no more than three days prior to the date of any redemption notice, equals or exceeds U.S.$ 10.00 pr share, subject to adjustment.

     In addition, the Company proposes to grant to the Underwriters the Over-Allotment Option (as defined in Section 2(c) hereof) to purchase all or any part of an aggregate of 150,000 additional shares of Common Stock and 450,000 Warrants, and to issue to you the Underwriters' Warrants (as defined in Section 12 hereof) to purchase certain further additional shares of Common Stock and Public Warrants.

     The aggregate of 1,000,000 shares of Common Stock to be sold by the Company, together with the aggregate of 150,000 additional shares of Common Stock that are the subject of the Over-Allotment Option, are herein collectively called the "Shares." The Shares, the Warrants to be sold by the Company, the additional Warrants subject to the Over-Allotment Option and the Warrants issuable upon exercise of the Underwriters' Warrants, the shares of Common Stock issuable upon exercise of the Warrants and the shares of Common Stock issuable upon exercise of the Underwriters' Warrants, are herein collectively called the "Securities." The term "Underwriters' Counsel" shall mean the firm of Mound, Cotton & Wollan, counsel to the Underwriters, and the term "Company Counsel" shall mean Steffanie
J. Lewis, Esq., counsel to the Company. Unless the context otherwise requires, all references herein to a "Section" shall mean the appropriate Section of this Agreement.

     You have advised the Company that you desire to purchase the Securities as herein provided. The Company confirms the agreements made by it with respect to the purchase of the Securities by you, as follows:

     1.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The
Company represents and warrants to, and agrees with, the Underwriters that:

          (a) Registration Statement; Prospectus; A registration statement (File No. 33-2006) on Form S-B2 relating to the public offering of the Securities (the "Offering"), including a preliminary form of prospectus, copies of which have heretofore been delivered to you, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933 (the "Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder (the "Rules and Regulations"), and has been filed with the Commission under the Act. As used herein, the term "Preliminary Prospectus" shall mean each prospectus filed pursuant to Rule 430 or Rule 424(a) of the Rules and Regulations. The Preliminary Prospectus bore the legend required by Item 501 of Regulation S-B under the Act and the Rules and Regulations. Such registration statement (including all financial statements, schedules and exhibits) as amended at the time it becomes effective and the final prospectus included therein are herein respectively called the "Registration Statement" and the "Prospectus," except that
(i) if the prospectus filed by the Company pursuant to Rule 424(b) or Rule 430A of the Rules and Regulations shall differ from such final prospectus as then amended, then the term "Prospectus" shall instead mean the prospectus first filed pursuant to said Rule 424(b) or Rule 430A, and (ii) if such registration statement is amended or such prospectus is amended or supplemented after the effective date of such registration statement and prior to the Option Closing Date (as defined in Section 2(c) hereof), then (unless the context necessarily requires otherwise) the term "Registration Statement" shall include such registration statement as so amended, and the term "Prospectus" shall include such prospectus as so amended or supplemented, as the case may be.

          (b) Contents of Registration Statement. On the Effective Date, and at all times subsequent thereto for so long as the delivery of a prospectus is required in connection with the offering or sale of any of the Securities, (i) the Registration Statement and the Prospectus shall in all material respects conform to the requirements of the Act and the Rules and Regulations, and (ii) neither the Registration Statement nor the Prospectus shall include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary or make statements therein in light of the circumstances in which they were made, not misleading; provided, however, that the Company makes no representations, warranties or agreements as to information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters' specifically for use in the preparation thereof. It is understood that the statements set forth in the Prospectus with respect to stabilization, the material set forth under the caption "UNDERWRITING," the information on the cover page of the Prospectus regarding the underwriting arrangements and the identity of the Underwriters' Counsel under the caption "LEGAL MATTERS," which information the Underwriters hereby represent and warrant to the Company is true and correct in all material respects and does not omit to state any material fact required to be stated therein or necessary to make statements therein, in light of the circumstances in which they were made, not misleading, constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement and Prospectus, as the case may be.

     Except for the registration rights granted under the Underwriters' Warrants, or as disclosed in the Prospectus, no holders of any securities of the Company or of any options, warrants or convertible or exchangeable securities of the Company exercisable for or convertible or exchangeable for securities of the Company, have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company.

          (c) Organization, Standing, Etc. The Company and its subsidiary ("Subsidiary") are duly incorporated and validly existing as corporations in good standing under the laws of their jurisdiction of incorporation, with full power and corporate authority to own their properties and conduct their business as described in the Prospectus, and are duly qualified or licensed to do business as foreign corporations and are in good standing in each other jurisdiction in which the nature of their business or the character or location of their properties requires such qualification, except where failure so to qualify will not have a material adverse effect on the business, properties or financial condition of the Company or its Subsidiary.

          (d) Capitalization. The authorized, issued and outstanding capital stock of the Company as of the date of the Prospectus is as set forth in the Prospectus under the caption "CAPITALIZATION". The shares of Common Stock issued and outstanding on the Effective Date have been duly authorized, validly issued and are fully paid and non-assessable. No options, warrants or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company or the Subsidiary have been granted or entered into by the Company, except as expressly described or contemplated in the Prospectus. The Securities conform to all statements relating thereto contained in the Registration Statement or the Prospectus.

          (e) Securities. The Securities conform, or will conform when issued, in all material respects to all statements with respect thereto contained in the Registration Statement and the Prospectus. The Securities have been duly authorized and, when issued and delivered against payment therefor pursuant to this Agreement, the Warrant Agreement or the Underwriters' Warrants, as the case may be, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights of any security holder of the Company. Neither the filing of the Registration Statement nor the offering or sale of any of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company, except as described in the Registration Statement.

          (f) Authority, Etc. This Agreement, the Warrant Agreement and the Underwriters' Warrants have been duly and validly authorized, executed and delivered by the Company and, assuming due execution of this Agreement and such other agreements by the other party or parties hereto and thereto, constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms. The Company has full right, power and lawful authority to authorize, issue and sell the Securities and the Underwriters' Warrants on the terms and conditions set forth herein. All consents, approvals, authorizations and orders of any court or governmental authority which are required in connection with the authorization, execution and delivery of such agreements, the authorization, issue and sale of the Securities and the Underwriters' Warrants, and the consummation of the transactions contemplated hereby have been obtained.

          (g)  No Conflict. Except as described in the
Prospectus, the Company and its Subsidiary are not in violation, breach or default of or under, and consummation of the transactions hereby contemplated and fulfillment of the terms of this Agreement will not conflict with or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance pursuant to the terms of, any contract, indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary may be bound or to which any of the property or assets of the Company or its Subsidiary are subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or the By-laws of the Company or the charter of its Subsidiary, or any statute or any order, rule or regulation applicable to the Company or its Subsidiary, or of any court or of any regulatory authority or other governmental body having jurisdiction over the Company or its Subsidiary.

          (h) Assets. Subject to the qualifications stated in the Prospectus: (i) the Company and its Subsidiary, as the case may be, have good and marketable title to all properties and assets described in the Prospectus as owned by it, including, without limitation, intellectual property, free and clear of all liens, charges, encumbrances or restrictions, except such as do not materially affect the value of such properties or assets and do not interfere with the use made or proposed to be made of such assets or properties by the Company or its Subsidiary or are not materially significant or important in relation to the business of the Company or its Subsidiary; (ii) all of the material leases and subleases under which the Company or its Subsidiary are the lessor or sublessor of properties or assets or under which the Company or its Subsidiary hold properties or assets as lessee or sublessee, as described in the Prospectus, are in full force and effect and, except as described in the Prospectus, the Company and its Subsidiary are not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by any party adverse to the rights of the Company or its Subsidiary as lessor, sublessor, lessee or sublessee under any such lease or sublease, or affecting or questioning the right of the Company or its Subsidiary to continued possession of the leased or subleased premises or assets under any such lease or sublease, except as described or referred to in the Prospectus; and (iii) the Company and its Subsidiary own or lease all such assets and properties, described in the Prospectus, as are necessary to their operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted as set forth in the Prospectus.

               The outstanding debt, the property and the business of the Company conforms in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus.

          (i) Independent Accountants. J.R. Lupo, P.A. CPA, who have given their report on certain financial statements filed or to be filed with the Commission as a part of the Registration Statement, and which are included in the Prospectus, are with respect to the Company, independent public accountants as required by the Act and the Rules and Regulations.

          (j) Financial Statements. The consolidated financial statements, together with related notes, set forth in the Registration Statement and the Prospectus present fairly the consolidated financial position, results of operations, changes in stockholders' equity and cash flows of the Company on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. Such financial statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except to the extent disclosed therein. The Summary Financial Data and Selected Financial Data included in the Registration Statement and the Prospectus present fairly the information shown therein and have been prepared on a basis consistent with that of the financial statements included in the Registration Statement and the Prospectus.

          (k) No Material Change. Except as otherwise set forth or contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not: (i) incurred any liability or obligation, direct or contingent, or entered into any transaction, which is material to its business; (ii) effected or experienced any change in its capital stock or incurred any long-term debt; (iii) issued any options, warrants or other rights to acquire its capital stock; (iv) declared, paid or made any dividend or distribution of any kind on its capital stock; or (v) effected or experienced any adverse change, or development involving a prospective adverse change, in its financial position, net worth, results of operations, business or business prospects, assets or properties or key personnel.

          (l)  Litigation.  Except as set forth in the
Prospectus, there is not now pending nor, to the knowledge of the Company, threatened, any action, suit or proceeding (including any related to environmental matters or discrimination on the basis of age, sex, religion or race), whether or not in the ordinary course of business, to which the Company or its Subsidiary is a party or its business or property is subject, before or by any court or governmental authority, which, if determined adversely to the Company or its Subsidiary, would have a material adverse effect on the financial position, net worth, or results of operations, business or business prospects, assets or property of the Company or its Subsidiary; and no labor disputes involving the employees of the Company or its Subsidiary exist which would affect materially adversely the business, property, financial position or results of operations of the Company or its Subsidiary.

          (m) Employee and Independent Contractor Matters. The Company and its Subsidiary have generally enjoyed satisfactory employer/employee relationships with their respective employees and are in compliance in all material respects with all government, state and local laws and regulations, including but not limited to, applicable tax laws and regulations, respecting the employment of their respective employees and employment practices, terms and conditions of employment and wages and hours relating thereto. To the knowledge of the Company, there are no pending or threatened investigations involving the Company or its Subsidiary by the U.S. Department of Labor or corresponding foreign agency, or any other governmental agency responsible for the enforcement of such government, state or local laws and regulations. To the knowledge of the Company, there are no unfair labor practice charges or complaints against the Company or its Subsidiary pending before the National Labor Relations Board or corresponding foreign agency or any strikes, picketing, boycotts, disputes, slowdowns or stoppages pending or threatened against or involving the Company or its Subsidiary, or any predecessor entity, and none has occurred. No representation question exists respecting the employees of the Company or its Subsidiary. No collective bargaining agreements or modifications thereof are currently in effect or being negotiated by the Company or its Subsidiary and their respective employees. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or its Subsidiary.

     The Company does not: (i) maintain nor has it maintained, sponsored or contributed to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan" or a "multi-employer plan" as such terms are defined in Sections 3(2), 3(l) and 3(37), respectively of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except for the Stock Option Plan described in the Prospectus;
(ii) presently maintain or contribute nor at any time in the past, has it maintained or contributed to a defined benefit plan, as defined in Section 3(35) of ERISA; or (iii) has ever completely or partially withdrawn from a " multi-employer plan."

     The Company and its Subsidiary have generally enjoyed satisfactory relationships with their respective independent contractors and are in compliance in all material respects with all government, state and local laws and regulations, including but not limited to applicable tax laws and regulations, respecting the engagement of their respective independent contractors.

     (n) No Unlawful Prospectuses. The Company has not distributed any prospectus or other offering material in connection with the Offering contemplated herein, other than any Preliminary Prospectus, the Prospectus or other material permitted by the Act and the Rules and Regulations.

     (o)  Taxes.    Except as disclosed in the Prospectus, the
Company and its Subsidiary have filed all necessary government, state, local and foreign income and franchise tax returns and have paid all taxes shown as due thereon on or before the date such taxes are due to be paid; and there is no tax deficiency which has been or, to the knowledge of the Company, might be asserted against the Company or its Subsidiary.

     (p) Licenses, Etc. The Company and its Subsidiary have in effect all necessary licenses, permits and other governmental authorizations currently required for the conduct of their business as currently contemplated or the ownership of their property, as described in the Prospectus, and is in all material respects in compliance therewith. To the knowledge of the Company, none of the activities or business of the Company or its Subsidiary is in violation of, or would cause the Company or its Subsidiary to violate, any law, rule, regulation or order of the United States, state, county or locality, the violation of which would have a material adverse effect upon the financial position, net worth, results of operations, business or business prospects, assets or property of the Company or its Subsidiary.

     (q) No Prohibited Payments. The Company has not, nor, to the knowledge of the Company has any of its employees or officers or directors, agents or any other person acting on behalf of the Company or its Subsidiary, directly or indirectly, contributed or agreed to contribute any money, gift or benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer, supplier, or official or governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company or its Subsidiary (or assist it in connection with any actual or proposed transaction) which
(i) could reasonably be expected to subject the Company or its Subsidiary to any material damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, could reasonably be expected to have had a materially adverse effect on the assets, business or operations of the Company or its Subsidiary as reflected in any of the financial statements contained in the Prospectus, or (iii) if not continued in the future, could reasonably be expected to materially adversely affect the assets, business, operations or prospects of the Company or its Subsidiary.

     (r)  Transfer Taxes.  On the Closing Dates (as defined in
Section 2(d) hereof), all transfer and other taxes (including franchise, capital stock and other taxes, other than income taxes, imposed by any jurisdiction), if any, which are required to be paid in connection with the sale and transfer of the Securities to the Underwriters hereunder shall have been fully paid or provided for by the Company, and all laws imposing such taxes shall have been fully complied with.

     (s) Exhibits. All contracts and other documents of the Company described in the Registration statement or the Prospectus or to be filed as exhibits to the Registration Statement, have been described in the Registration Statement or the Prospectus or filed with the Commission, as required under the Rules and Regulations.

     (t) Shareholder Agreements, Registration Rights. Except as described in the Prospectus, no security holder of the Company has any rights with respect to the purchase, sale or registration of any Securities, and all registration rights with respect to the Offering have been waived.

     (u) No Stabilization or Manipulation. Neither the Company nor, to the Company's knowledge, any of its officers or directors or any of its employees or stockholders, have taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of the Common Stock or Warrants to facilitate the sale or resale of the Securities.

     (v)  No Finders.    Except as described in the Prospectus,
to the knowledge of the Company or the Subsidiary, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or any other arrangements, agreements, understandings, counterparts, payments or issuances of securities with respect to the Company that may affect the Underwriters' compensation, as determined by the National Association of Securities Dealers, Inc. ("NASD").

     (w) Lock-up Agreements. The Company has obtained from each director, officer and principal stockholder (someone owning 5% or more of the Company's Common Stock) of the Company (the "Existing Shareholders"), a Lock-Up Agreement (as defined in Section 3(o) hereof) in the form previously delivered.

2.    PURCHASE, DELIVERY AND SALE OF UNITS

      (a) Purchase Price for Securities. The Securities shall be sold to and purchased by the Underwriters at the purchase price of $5.5125 per Share of Common Stock and $0.1125 per Warrant (that being the public offering price of $6.125 per share of Common Stock and $0.125 per Public Warrant for an aggregate public offering price of $6,500,000, less an underwriting discount of 10 percent) (the "Purchase Price").

      (b)    Firm Units.

             (i) Subject to the terms and conditions of this Agreement, and on the basis of the representations, warranties and agreements herein contained the Company agrees to issue and sell to the Underwriters, severally and not jointly, and the Underwriters, severally and not jointly, agree to buy from the Company at the Purchase Price, the number of Securities set forth opposite each Underwriters' name in Schedule A hereto (the "Firm Securities").

             (ii) Delivery of the Firm Securities against payment therefor shall take place at the offices of Global Equities Group, Inc., 5 Hanover Square, 22nd Floor, New York, New York 10004 (or at such other place as may be designated by agreement between you and the Company) at 10:00 a.m., New York
Time, on                 , 1997, or at such later the and date,
not later than three business days after the Effective Date, as the parties may mutually agree (such time and date of payment and delivery for the Firm Securities being herein called the "First Closing Date"). Time shall be of the essence and delivery of the Firm Securities at the time and place specified in this
Section 2(b)(ii) is a further condition to the obligations of the Underwriters hereunder.

          (c)    Option Securities.

               (i)  In addition, subject to the terms and
conditions of this Agreement, and on the basis of the representations, warranties and agreements herein contained, the Company hereby grants to the Underwriters an option (the
"Over-Allotment Option"), to purchase from the Company all or any part of an aggregate of an additional 150,000 Shares and 450,000
Warrants at the Purchase Price (the "Option Securities").

              (ii) The Over-Allotment Option may be exercised by the Underwriters, in whole or in part, within forty-five calendar days after the Effective Date, upon which notice by the Underwriters to the Company advising it of the number of Option Securities as to which the Over-Allotment Option is being exercised, the names and denominating in which the certificates for the Shares and the Warrants comprising such Option Securities are to be registered, and the time and date when such certificates are to be delivered. Such time and date shall be determined by you but shall not be less than two nor more than ten business days after exercise of the Over-Allotment Option, nor in any event prior to the First Closing Date (such time and date being herein called the "Option Closing Date"). Delivery of the Option Securities against payment therefor shall take place at the Global's offices. Time shall be of the essence and delivery at the time and place specified in this Section 2(e)(ii) is a further condition to the obligations of the Underwriters hereunder.

              (iii) The Over-Allotment may be exercised only to cover over-allotments in the sale by the Underwriters of Firm
Securities.

     (d)  Delivery of Certificates; Payment.

          (i) The Company shall make the certificates for the Shares and the Warrants to be purchased hereunder available to you for checking at least two full business day prior to the First Closing Date or the Option Closing Date (each, a "Closing Date"), as the case may be. The certificates shall be in such names and denominations as you may request at least two business days prior to the relevant Closing Date. Time shall be of the essence and the availability of the certificates at the time and place specified in this Section 2(d)(i) is a further condition to the obligations of the Underwriters hereunder.

         (ii) On the First Closing Date the Company shall deliver to you for the several accounts of the Underwriters definitive engraved certificates in negotiable form representing all of the Shares and the Warrants to be sold by the Company, against payment of the Purchase Price therefor by you for the several account of the Underwriters, by certified or bank cashier's checks payable in New York Clearing House funds to the order of the Company.

        (iii) In addition, if and to the extent that you exercise the Over-Allotment Option, then on the Option Closing Date the Company shall deliver to you or your designees definitive engraved certificates in negotiable from representing the Shares and the Warrants comprising the Option Securities to be sold by the Company, against payment of the Purchase Price therefor by you or your designees, by certified or bank cashier's checks payable in next day funds to the order of the Company.

        (iv) It is understood that the Underwriters proposes to offer the Securities to be purchased hereunder to the public, upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective.

     3. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Underwriters that:

      (a)  Registration.

               (i) The Company shall use its reasonable best efforts to cause the Registration Statement to become effective and, upon notification from the Commission that the Registration Statement has become effective, shall so advise you and shall not at any time, whether before or after the Effective Date, file any amendment to the Registration Statement or any amendment or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy, or to which you or Underwriters' Counsel shall have objected in writing, or which is not in compliance with the Act and the Rules and Regulations.

               (ii) Promptly after you or the Company shall have been advised thereof, you shall advise the Company or the Company shall advise you, as the case may be, and confirm such advice in writing, of (A) the receipt of any comments of the Commission, (B) the effectiveness of any post-effective amendment to the Registration Statement, (C) the filing of any supplement to the Prospectus or any amended Prospectus, (D) any request made by the Commission for amendment of the Registration Statement or amendment or supplementing of the Prospectus, or for additional information with respect thereto, or (E) the issuance by the Commission or any state or regulatory body of any stop order or other order denying or suspending the effectiveness of the Registration Statement, or preventing or suspending the use of any Preliminary Prospectus, or suspending the qualification of the Securities for offering in any jurisdiction, or otherwise preventing or impairing the Offering, or the institution or threat of any proceeding for any of such purposes. The Company and you shall not acquiesce in such order or proceeding, and shall instead actively defend such order or proceeding, unless the Company and you agree in writing to such acquiescence.

               (iii) The Company has caused to be delivered to you copies of each Preliminary Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes the Underwriters and selected dealers to use the Prospectus in connection with the sale of the Securities for such period as in the opinion of Underwriters' Counsel the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. In case of the happening, at any time within such period as a prospectus is required under the Act to be delivered in connection with sales by an underwriter or dealer, of any event of which the Company has knowledge and which materially affects the Company or the Securities, or which in the opinion of Company Counsel or of Underwriters' Counsel should be set forth in an amendment to the Registration Statement or an amendment or supplement to the Prospectus in order to make the statement made therein not then misleading, in light of the circumstances existing at the time the Prospectus is required to be delivered to a purchaser of the Securities, or in case it shall be necessary to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company shall notify you promptly and forthwith prepare and furnish to the Underwriters copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as you may reasonably request, in order that the Prospectus, as so amended or supplemented, shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading. The preparation and furnishing of each such amendment to the Registration Statement, amended Prospectus or supplement to be attached to the Prospectus shall be without expense to the Underwriters.

               (iv) The Company shall use its reasonable best efforts to deliver to you at or before the First Closing Date two signed copies of the Registration Statement including all financial statements and exhibits filed therewith, and of all amendments thereto.

     The Company shall use its reasonable best efforts to deliver to or upon your order, from time to time until the Effective Date as many copies of any Preliminary Prospectus filed with the Commission prior to the Effective Date as the Underwriters may reasonably request. The Company shall use its reasonable best efforts to deliver to you on the Effective Date and thereafter for so long as a Prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Underwriters may from time to time reasonably request.

             (v) The Company shall comply with the Act, the Rules and Regulations, and the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations promulgated thereunder in connection with the offering and issuance of the Securities in all material respects.

      (b) Blue Sky. The Company shall, at its own expense, use its best efforts to assist the Underwriter in qualifying or registering the Securities for sale (or obtaining an exemption from registration) under the securities or "blue sky" laws of such jurisdictions as you may designate, and shall furnish such information to Underwriters' Counsel as may be required for that purpose, and shall comply with such laws; provided, however, that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Securities. The Company shall bear all of the expense of such qualifications and registrations, including without limitation the legal fees and disbursements of Underwriters' Counsel, which fees, exclusive of disbursements, shall equal $35,000, $15,000 of which is due and payable upon commencement of filing. After each Closing Date the Company shall, at its own expense, from time to time prepare and file such statements and reports as may be required to continue each such qualification (or maintain such exemption from registration) in effect for so long a period as required by law, regulation or administrative policy in connection with the offering of the Securities.

      (c) Exchange Act Registration. The Company shall at its own expense, prepare and file with the Commission a registration statement (on Form 8-A or Form 10) under section 12 of the Exchange Act, and shall use its best efforts to cause such registration statement to be declared effective by the Commission on an accelerated basis on the Effective Date and maintained in effect for at least five years from the Effective Date.

      (d) Prospectus Copies. The Company shall deliver to you on or before the First Closing Date a copy of the Registration Statement including all financial statements, schedules and exhibits filed therewith, and of all amendments thereto. The Company shall deliver to or on the order of the Underwriters, from time to time until the Effective Date, as many copies of any Preliminary Prospectus filed with the Commission prior to the Effective Date as the Underwriters may reasonably request. The Company shall deliver to the Underwriters on the Effective Date, and thereafter for so long as a prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Underwriters may from time to time reasonably request.

      (e) Amendments and Supplements. The Company shall, promptly upon your request, prepare and file with the Commission any amendments to the Registration Statement, and any amendments or supplements to the Preliminary Prospectus or the Prospectus, and take any other action which in the reasonable opinion of Underwriters' Counsel and Company Counsel may be reasonably necessary or advisable in connection with the distribution of the Securities, and shall use its best efforts to cause the same to become effective as promptly as possible.

      (f) Certain Market Practices. The Company has not taken, and shall not take, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result in, or which has constituted, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale thereof.

      (g) Certain Representations. Neither the Company nor any representative of the Company has made or shall make any written or oral representation in connection with the Offering and sale of the Securities or the Underwriters' Warrants which is not contained in the Prospectus, which is otherwise inconsistent with or in contravention of anything contained in the Prospectus, or which shall constitute a violation of the Act, the Rules and Regulations, the Exchange Act or the rules and regulations promulgated under the Exchange Act.

       (h) Continuing Registration of Warrants and Underlying Common Stock. For so long as any Warrant is outstanding, the Company shall, at its own expense: (i) use its reasonable best efforts to cause post-effective amendments to the Registration Statement, or new registration statements relating to the Warrants and the Common Stock underlying the Warrants to become effective in compliance with the Act and without any lapse of time between the effectiveness of the Registration Statement and of any such post-effective amendment or new registration statement; provided, however, that the Company shall have no obligation to maintain the effectiveness of such Registration Statement or file a new Registration Statement, or to keep available a prospectus at any time at which such registration or prospectus is not then required; (ii) cause a copy of each Prospectus, as then amended, to be delivered to each holder of record of a Warrant; (iii) furnish to the Underwriters and dealers as many copies of each such Prospectus as the Underwriters or dealers may reasonably request; and (iv) maintain the "blue sky" qualification or registration of the Warrants and the Common Stock underlying the Warrants, or have a currently available exemption therefrom, in each jurisdiction in which the Securities were so qualified or registered for purposes of the Offering.

       (i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities substantially for the purposes set forth in the Prospectus under the caption "USE OF PROCEEDS," and shall file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required pursuant to Rule 463 of the Rules and Regulations.

       (j) Twelve Months' Earnings Statement. The Company shall make generally available to its security holders and deliver to you as soon as it is practicable so to do, but in no event later than ninety days after the end of twelve months after the close of its current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least twelve consecutive months beginning after the Effective Date, which shall satisfy the requirements of section 1 (a) of the Act.

       (k) NASDAQ Exchange Listings, Etc. The Company shall immediately make available to the Underwriter all necessary documents and expenses required by the Underwriter in connection with the Underwriter's making of all filings required to seek approval for the quotation of the Securities on the NASDAQ SmallCap Market ("NASDAQ"). The Company shall use its best efforts to effect and maintain such approval for at least five years from the Effective Date, unless the Securities become listed on the NASDAQ National Market System.

       (l) Board of Directors. For a period of three (3) years from the Effective Date, the Company shall nominate and use its best efforts to engage a designee of Global as a nonvoting advisor to the Company's Board of Directors (the "Advisor") or, in lieu thereof at the discretion of Global, to designate an individual for election as a director, in which case the Company shall use its best efforts to have such individual elected as a director. The designee may be a director, officer, partner, employee or affiliate of an Underwriter, and Global shall designate such person in writing to the Board. In the event Global shall not have designated such individual at the time of any meeting of the Board or such person is unavailable to serve, the Company shall notify Global of each meeting of the Board. An individual, if any, designated by Global shall receive all notices and other correspondence and communications sent by the Company to members of the Board. Such Advisor shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings including, but not limited to, food, lodging, and transportation. In addition, such Advisor shall be entitled to the same compensation as the Company gives to other non-employee directors for acting in such capacity. The Company further agrees that, during said three (3) year period, it shall schedule no less than four (4) formal and "in person" meetings of its Board of Directors in each such year at which meetings such Advisor shall be permitted to attend as set forth herein; said meetings shall be held quarterly each year and thirty (30) days advance notice of such meetings shall be given to the Advisor. Further, during such three (3) year period, the Company shall give notice to Global with respect to any proposed acquisitions, mergers, reorganizations or other transactions.

     The Company agrees to indemnify and hold harmless the Underwriters and the Advisor, subject to applicable law against any and all claims, actions, damages, costs and expenses, and judgments arising solely out of the attendance and participation of the Advisor at any such meeting described herein. In the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, it agrees, if possible, to include the Advisor as an insured under such policy.

       (m) Periodic Reports. For so long as the Company is a reporting company under section 12(g) or section 15(d) of the Exchange Act, the Company shall, at its own expense, hold an annual meeting of stockholders for the election of directors within 180 days after the end of each of the Company's fiscal years and, within 150 days after the end of each of the Company's fiscal years, and furnish to its stockholders an annual report (including financial statements audited by certified public accountants) in reasonable detail. In addition, during the period ending five years from the date hereof, the Company shall, at its own expense, furnish to you: (i) within 90 days of the end of each fiscal year, a balance sheet of the Company as at the end of such fiscal year, together with statements of income, stockholders' equity and cash flows of the Company as at the end of such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of certified public accountants; (ii) as soon as they are available, a copy of all reports (financial or otherwise) distributed to security holders;
(iii) as soon as they are available, a copy of all non-confidential reports and financial statements furnished to or filed with the Commission; and (iv) such other non-confidential information as you may from time to time reasonably request. The financial statements reflected to herein shall be on a consolidated basis to the extent the accounts of the Company are consolidated in reports furnished to its stockholders generally.

       (n)  Agreements with Stockholders, Directors and
Officers. The Company shall cause each of the Company's existing principal stockholders (those owning more than 5% of the Company's outstanding Common Stock), directors and officers to enter into written agreements with Global (the "Lock-up Agreements") prior to the Effective Date, that, for a period of twelve (12) months from the Effective Date, they will not, without the consent of Global, (i) publicly sell any securities of the Company owned directly or indirectly by them or owned beneficially by them (as defined in the Exchange Act), or (ii) otherwise sell, or transfer such securities unless the transferee agrees in writing to be bound by an identical lock-up.

       (o) Available Shares. The Company shall reserve and at all times keep available the maximum number of its authorized but unissued shares of Common Stock which are issuable upon exercise of the Warrants, the Underwriters' Warrant, and the Warrants issuable upon exercise of the Underwriters' Warrant, in each case taking into account the antidilution provisions thereof. The Company shall reserve and at all times keep available the maximum number of its authorized but unissued shares of Common Stock which are issuable upon conversion of (i) the Common Stock issuable upon exercise of the Warrants; (ii) the Common Stock issuable upon exercise of the Underwriters' Warrants; and (iii) the Common Stock issuable upon exercise of the Warrants issuable upon exercise of the Underwriters' Warrants.

       (p) Management. On each Closing Date, the officers of the Company shall be as set forth in the Prospectus.

       (q) Stock Transfer Sheets. The Company shall instruct its Transfer Agent (as defined in Section 4(i) hereto) to deliver to you copies of all advice sheets showing the daily transfer of the outstanding shares of Common Stock and Warrants sold by the Company in the public offering and shall, at its own expense, furnish you weekly for one year following the First Closing Date with Depository Trust Company stock transfer sheets.

       (r) Bound Volumes. Within a reasonable time after the First Closing Date, the Company shall deliver to you, at the Company's expense, three bound volumes in form and content acceptable to the Underwriters, containing the Registration Statement and all exhibits filed therewith and all amendments thereto, and all other agreements, correspondence, filings, certificates and other documents filed and/or delivered in connection with the Offering.

       (s) Warrant Solicitation Fee. The Company agrees to pay Global or a fee equal to the maximum percentage permitted by the NASD of the aggregate exercise price of the Warrants if: (i) the market price of the Common Stock is greater than the exercise price of the Warrants on the date of exercise; (ii) the exercise of the Warrants are solicited by a member of the NASD and the customer states in writing that the transaction was solicited and designates in writing the broker-dealer to receive compensation for the exercise; (iii) the Warrants are not held in a discretionary account; (iv) the disclosure of compensation arrangements was made both at the time of the Offering and at the time of the exercise of the Warrant; and (v) the solicitation of the Warrant is not in violation of Regulation M promulgated under the Exchange Act. The Company agrees not to solicit the exercise of any Warrants other than through Global or _____________________ and will not authorize any other dealer to engage in such solicitation without the prior written consent of the Underwriters which will not be unreasonably withheld. The Warrant solicitation fee will not be paid in a non-solicited transaction. No Warrant solicitation by the Underwriters will occur prior to one year from the Effective Date.

     (t) Anti-Dilution. For a period of two years from the Effective Date, the Company shall not issue any shares of Common Stock or any warrants, options or other rights to purchase Common Stock (other than securities issued under the Company's stock option plan or in connection with acquisitions which are non-dilutive to the public shareholders without the prior written consent of the Underwriter.]

     (u)     Intentionally left blank.

     (v) Due Diligence. The Company agrees to engage and pay for; on the Underwriter's behalf (i) an investigative search of the Underwriter's choice (whose charges shall not exceed $5,000) to conduct an investigation of the principals of the Company mutually selected by the Underwriter and the Company; and (ii) a consultant to be mutually selected by the Underwriter and the Company who is expert in the industry in which the Company does business to analyze the Company's prospects and respond to the Underwriter's questions and concerns.

     (w) Public Relations Firm. The Company, by signing this letter, agrees that it will engage a financial public relations firm, satisfactory to the Underwriter, if requested by the Underwriter, no later than the date of the initial filing of the Registration Statement contemplated hereby.

     4. CONDITIONS TO UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Securities which you have agreed to purchase hereunder are subject to the accuracy (as of the date hereof and as of each Closing Date) of and compliance with the representations and warranties of the Company contained herein, the performance by the Company of all of their respective obligations hereunder and the following further conditions:

          (a) Effective Registration Statement, No Stop Order. The Registration Statement shall have become effective and you shall have received notice thereof not later than 6:00 p.m., New York time, on the date of this Agreement, or at such later time or on such later date as to which you may agree in writing. In addition, on each Closing Date (i) no stop order denying or suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that or any similar purpose shall have been instituted or shall be pending or, to your knowledge or to the knowledge of the Company, shall be contemplated by the Commission, and (ii) all requests on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Underwriters' Counsel.

          (b) Opinion of Company Counsel. On the First Closing Date, you shall have received the opinion, dated as of the First Closing Date, of Steffanie J. Lewis, Esq., Counsel for the Company, in form and substance satisfactory to the Underwriters' Counsel, to the effect that:

               (i)  The Company and its Subsidiary are duly
qualified to do business as domestic or foreign corporations and are in good standing in all jurisdictions in the United States, if any, in which the ownership or leasing of their properties or the conduct of their business requires such qualification, except where the failure so to qualify would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company or its Subsidiary;

              (ii)  The Registration Statement has become
effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

             (iii)  The Registration Statement and the
Prospectus, and each amendment or supplement thereto (other than the financial statements, social data and supporting schedules included therein, as to which such counsel need express no opinion) as of the Effective Date, complied as to form in all material respects with the requirements of the Act and the Regulations;

             (iv) The terms and provisions of the capital stock of the Company, and all warrants and options issued by the Company and currently outstanding conform in all material respects to the description thereof contained in the Registration
Statement and Prospectus;

              (v) The information in the Prospectus under the caption "Description of Securities," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct;

             (vi) The description in the Registration Statement and the Prospectus of the charter and bylaws of the Company and of statutes and contracts are accurate in all material respects and fairly present in all material respects the information required to be presented by the Act and the Regulations;

            (vii) To the best knowledge of such counsel, there are no agreements, contracts, licenses, leases or documents of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement that are not described or referred to therein and filed as required;

           (viii) The performance of this Agreement, the Warrant Agreement and the Underwriters' Warrants and the consummation of the transactions contemplated thereby will not result in the breach or violation of any of the terms and provisions of the Company's Articles of Incorporation or By-laws, or to the best of such counsel's knowledge, result in the breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, bond,debenture, note agreement or other evidence of indebtedness, or any lease, license, contract or other agreement or instrument known to such counsel to which the Company or its Subsidiary are parties or by which any of their properties are bound, or to the best of such counsel's knowledge (other than performance of the Company's indemnification and contribution obligations under such agreements, concerning which no opinion need be expressed), any applicable statute, rule or regulation or, to its knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company or its Subsidiary or over any of their properties or operations;

               (ix) No authorization, approval or consent of any governmental authority or agency of the United States of America is necessary in connection with the consummation of the transactions contemplated by this Agreement, the Warrant Agreement and the Underwriters' Warrants, except such as have been obtained under the Act or such as may be required under state securities or Blue Sky laws in connection with the purchase and the distribution of the Securities by the Underwriters;

               (x) To the best knowledge of such counsel, there are no legal or governmental proceedings pending or threatened against the Company or its Subsidiary of a character which are required to be disclosed in the Registration Statement or the Prospectus by the Act or the Regulations, other than those described therein;

              (xi)  To the best knowledge of such counsel,
neither the Company nor its Subsidiary are presently in breach of, or in default under, any bond, debenture, note or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or its Subsidiary are a party or by which any of their properties are bound which is material to the financial condition, earnings, operations, business or business prospects of the Company or its Subsidiary;

            (xii) To the best knowledge of such counsel, there are no formal investigations presently being conducted by any United States securities exchange, or the securities exchange of any foreign country, the National Association of Securities Dealers, Inc., the United States Securities and Exchange Commission or the securities commission of any state of the United States or any foreign country, involving the conduct of the Company;

           (xiii) To the best knowledge of such counsel, except as set forth in the Registration Statement and Prospectus, no holders of Shares or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and Prospectus, all holders of securities of the Company having rights to registration of such Shares, or other securities, because of the filing of the Registration Statement by the Company have, with respect to the offering contemplated hereby, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement, or have included securities in the Registration Statement pursuant to the exercise of such rights; and

            (xiv)   The Consent to Jurisdiction clause of Section
16 of the Agreement is valid and binding upon the Company.

            (xv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein; the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and have not been issued in violation of any preemptive right, co-sale right, right of first refusal or other similar right;

            (xvi) The Shares and Warrants will be, upon issuance and delivery against payment therefor in accordance with the terms of this Agreement, duly authorized and validly issued and fully paid and nonassessable, and will not have been issued in violation of any preemptive right, registration right, co-sale right, right of first refusal or other similar right;

           (xvii) The Company has corporate power and authority to enter into this Agreement, the Warrant Agreement and the Underwriters' Warrants and to issue, sell and deliver the Shares and Warrants to the Underwriters;

           (xviii) The Agreement, the Warrant Agreement and the Underwriters' Warrants have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by you, are the valid and binding agreements of the Company, except insofar as the indemnification and contribution provisions of such agreements may be limited by public policy concerns, and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or laws affecting creditors' rights generally or by general equitable principles;

             (xix) The Warrants and the Underwriters' Warrants have been duly and validly authorized and constitute valid and binding obligations of the Company in accordance with their terms; the Shares underlying the Warrants (including the Underwriters' Warrants) have been duly and validly authorized for issuance upon exercise of the Warrants, and when so issued will be validly issued, fully paid and non-assessable; and no stockholder has any preemptive rights with respect to the Warrants or the underlying Shares;

     In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Underwriters, Underwriters' Counsel and the independent public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and although they have not independently checked or verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel that caused them to believe that, on the Effective Date the Registration Statement (except as to financial statements, financial data and supporting schedules contained therein, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the Closing Dates, the Prospectus (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Counsel rendering the foregoing opinion may rely as to questions of fact upon representations or certificates of officers of the Company, and of governmental officials, in which case their opinion is explicitly to state they are so relying thereon and that they have no knowledge of any material misstatement or inaccuracy in such opinions, representations or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you and to Underwriters' counsel.

          (c) Corporate Proceedings. All corporate proceedings and other legal matters relating to this Agreement, the Registration Statement, the Prospectus and other related matters shall be reasonably satisfactory to or approved by Underwriters'
Counsel.

          (d) Comfort Letter. Prior to the Effective Date, and again on and as of the First Closing Date, you shall have received a letter from J.R. Lupo, P.A. CPA, certified public accountants for the Company, satisfactory in form and substance to the Underwriters' Counsel.

          (e) Bring Down. At each of the Closing Dates, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct with the same effect as if made on and as of such Closing Date, and the Company shall have performed all of its obligations hereunder and satisfied all the conditions to be satisfied at or prior to such Closing Date; (ii) the Registration Statement and the Prospectus shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and shall in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated or which they were made, not misleading; (iii) there shall have been, since the respective dates as of which information is given, no material adverse change in the business, property, operations, condition (financial or otherwise), earnings, capital stock, long-term or short-term debt or general affairs of the Company from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the Effective Date, and the Company shall not have incurred any material liabilities nor entered into any material agreement other than as referred to in the Registration Statement and Prospectus; and (iv) except as set forth in the Prospectus, no action, suit or proceeding shall be pending or threatened against the Company before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would materially adversely affect the business, property, operations, condition (financial or otherwise), earnings or general affairs of the Company. In addition, you shall have received, at the First Closing Date, a certificate signed by the principal executive officer and by the principal financial officer of the Company, dated as of the First Closing Date, evidencing compliance with the provisions of this Section 4(h).

          (f) Transfer and Warrant Agent. On or before the Effective Date, the Company shall have appointed a mutually acceptable transfer agent, as its transfer agent and warrant agent ("Transfer Agent") to transfer all of the shares of Common Stock and Warrants issued in the Offering, as well as to transfer other shares of the Common Stock outstanding from time to time.

          (g) NASD Approval Of Underwriters' Compensation. By the Effective Date, the Underwriters shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters, as described in the Registration Statement.

          (h) Certain Further Matters. On each Closing Date, Underwriters' Counsel shall have been furnished with all such other documents and certificates as they may reasonably request for the purpose of enabling them to render their legal opinion to the Underwriters and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any of the covenants, or the fulfillment of any of the conditions, herein contained.

               (i) All proceedings taken in connection with the authorization, issuance or sale of the Securities, as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and to Underwriters' Counsel;

              (ii) On each Closing Date there shall have been duly tendered to you for your account the appropriate number of Securities;

             (iii)  No order suspending the sale of the
Securities in any jurisdiction designated by you pursuant to
Section 3(b) hereof shall have been issued on either Closing Date, and no proceedings for that purpose shall have been instituted or, to the knowledge of the Underwriters or the Company, shall be contemplated;

              (iv) Prior to each Closing Date there shall not have been received or provided by the Company's independent public accountants or attorneys, qualifications to the effect of either difficulties in furnishing certifications as to material items including, without limitation, information contained within the footnotes to the financial statements, or as affecting matters incident to the issuance and sale of the Securities or as to corporate proceedings or other matters;

          (v) On or prior to the First Closing Date, the Underwriters' Warrants and the Warrant Agreement shall have been executed and delivered by the Company, and the Lock-Up Agreements shall have been executed and delivered by all of the Company's officers, directors and principal stockholders, to the Underwriters.

          (i) Additional Conditions. Upon exercise of the Over-Allotment Option, the Underwriters' obligations to purchase and pay for the Option Securities shall be subject (as of the date hereof and as of the Option Closing Date) to the following conditions:

          (i)  The Registration Statement shall remain
effective at the Option Closing Date, no stop order denying or suspending the effectiveness thereof shall have been issued, and no proceedings for that or any similar purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and all reasonable requests on the part of the Commission for additional information shall have been complied with to the satisfaction of Underwriters' Counsel.

              (ii) On the Option Closing Date there shall have been delivered to you a signed opinion of Company Counsel, dated as of the Option Closing Date, in form and substance satisfactory to Underwriters' Counsel, which opinion shall be substantially the same in scope and substance as the opinion furnished to you on the First Closing Date pursuant to Section 4(b), (c), (d) and
(e), respectively, except that such opinion, where appropriate, shall cover the Option Securities rather than the Finn Securities. If the First Closing Date is the same as the Option Closing Date, such opinions may be combined.

             (iii) All proceedings taken at or prior to the Option Closing Date in connection with the sale and issuance of the Option Securities shall be satisfactory in form and substance to you, and you and Underwriters' Counsel shall have been furnished with all such documents, certificates and opinions as you may reasonably request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or its compliance with any of the covenants or conditions contained herein.

              (iv) On the Option Closing Date there shall have been delivered you a letter in form and substance satisfactory to the Underwriters from J.R. Lupo, P.A. CPA, dated the Option Closing Date addressed to you, confirming the information in their letter referred to in Section 4(g) as of the date thereof and stating that, without any additional investigation required, nothing has come to their attention during the period from the ending date of their review referred to in such letter to a date not more than five banking days prior to the Option Closing Date which would require any change in such letter if it were required to be dated the Option Closing Date.

     Any certificate signed by any officer of the Company and delivered to the Underwriters or to Underwriters' Counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the statements made therein. If any of the conditions herein provided for in this Section shall not have been completely fulfilled as of the date indicated, this Agreement and all obligations of the Underwriters under this Agreement may be cancelled at, or at any time prior to, each Closing Date by your notifying the Company of such cancellation in writing or by telecopy at or prior to the applicable Closing Date. Any such cancellation shall be without liability of any Underwriter to the Company, except as otherwise provided herein.

     5. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to sell and deliver the Securities are subject to the following conditions:

          (a)  Effective Registration Statement.  The
Registration Statement shall have become effective not later than 6:00 p.m. New York time, on the date of this Agreement, or at such later time or on such later date as the Company and you may agree in writing.

          (b) No Stop Order. On the applicable Closing Date, no stop order denying or suspending the effectiveness of the Registration Statement shall have been issued under the Act or any proceedings therefor initiated or threatened by the Commission.

          (c) Payment for Securities. On the applicable Closing Date, you shall have made payment, for the several accounts of the Underwriters, of the aggregate Purchase Price for the Securities then being purchased by certified or bank cashier's checks payable in next day funds to the order of the Company.

     If the conditions to the obligations of the Company provided by this Section 5 have been fulfilled on the First Closing Date but are not fulfilled after the First Closing Date and prior to the Option Closing Date, then only the obligation of the Company to sell and deliver the Option Securities upon exercise of the Over-Allotment Option shall be affected.

     6. REPRESENTATION OF UNDERWRITERS. The Underwriter's counsel shall make all required filings with the NASD with respect to the proposed public offering of the Shares. In this regard, the Company shall supply to the Underwriter's counsel, one complete copy of the Registration Statement, give separate copies each of the Preliminary Prospectus and the Underwriting Documents for filing with the NASD and the various Blue Sky commissions, accompanied with a certified or cashier's check in the appropriate amount payable to the NASD and the respective state Blue Sky commissions. Additionally, the Company shall supply the Underwriter's counsel, no later than one week before the expected filing date of the Registration Statement, a written representation as to (a) the existence or nonexistence of any NASD affiliation or association of any officer, director, or shareholder of unregistered securities of the Company (b) whether or not any unregistered securities of the Company have been acquired by the NASD affiliated person during the 12-month period prior to filing the Registration Statement, and (c) whether or not key-man insurance has been provided for any officer of the Company by an NASD affiliate. The text of the Prospectus, the Registration Statement, and all other documents filed with the Commission pursuant to the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") shall conform to the requirements of the Securities Act in all material respects and shall be in form and content satisfactory to counsel for matters which relate to the public offering and other related transactions shall be satisfactory in all material respects to the Underwriter's counsel.

     7.   INDEMNIFICATION.
          (a) Indemnification by the Company. As used in this Agreement, the term "Liabilities" shall mean any and all losses, claims, damages and liabilities, and actions and proceedings in respect thereof (including without limitation all reasonable costs of defense and investigation and all attorneys' fees) including without limitation those asserted by any party to this Agreement against any other party to this Agreement. The Company hereby indemnifies and holds harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of the Act, from and against all Liabilities, joint or several, to which the Underwriters or such controlling person may become subject, under the Act or otherwise, insofar as such Liabilities arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact, in light of the circumstances in which it was made, contained in (A) the Registration Statement or any amendment thereto, or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or (B) any "blue sky" application or other document executed by the Company specifically for that purpose, or based upon written information furnished by the Company, filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof (any such application, document or information being herein called a "Blue Sky Application"); or (ii) the omission or alleged omission to state in the Registration Statement or any amendment thereto, or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which it was made, not misleading; provided, however, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such Liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission (x) made in reliance upon and in conformity with written information furnished to the Company through you by or on behalf of the Underwriters specifically for use in the preparation of the Registration Statement or any such amendment thereto, or the Prospectus or any such Preliminary Prospectus, or any such amendment or supplement thereto, or any such Blue Sky Application or (y) corrected by the final Prospectus and the failure of the Underwriters to deliver the final Prospectus. The foregoing indemnity shall be in addition to any other liability which the Company may otherwise have.

          (b)  Indemnification by Underwriters.  The
Underwriters, severally and not jointly, hereby indemnify and hold harmless the Company, each of its directors, each nominee (if any) for director named in the Prospectus, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, from and against all Liabilities to which the Company or any such director, nominee, officer or controlling person may become subject under the Act or otherwise, insofar as such Liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such Liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto, or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company through you, by or on behalf of such Underwriters, specifically for use in the preparation thereof. In no event shall any Underwriter be liable under this Section 7(b) for any amount in excess of the compensation received by such Underwriters, in the form of underwriting discounts or otherwise, pursuant to this Agreement or any other agreement contemplated hereby. The foregoing indemnity shall be in addition to any other liability which any Underwriter may otherwise have.

          (c) Procedure. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7 unless the rights of the indemnifying party have been prejudiced by such omission or delay. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions hereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided, however, that the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party or that the indemnified and indemnifying party have conflicting interests which would make it inappropriate for the same counsel to represent both of them (in which case the indemnifying party shall into have the right to assume the defense of such action on behalf of the indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate form of attorneys). No settlement of any action against an indemnified party shall be made without the consent of the indemnified party, which shall not be unreasonably withheld in light of all factors of importance to such indemnified party.

          8. CONTRIBUTION. In order to provide for just and equitable contribution under the Act in any case in which (a) any indemnified party makes claims for indemnification pursuant to
Section 7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the express provisions of
Section 7 provide for indemnification in such case, or (b) contribution under the Act may be required on the part of any indemnified party, then such indemnified party and each indemnifying party (if more than one) shall contribute to the aggregate Liabilities to which it may be subject, in either such case (after contribution from others) in such proportions that the Underwriters are responsible in the aggregate for the portion of such Liabilities represented by the percentage that the underwriting discount per Unit appearing on the cover page of the Prospectus bears to the Public Offering price per Unit appearing thereon, and the Company shall be responsible for the remaining portion; provided, however, that if such allocation is not permitted by applicable law, then the relative fault of the Company, and the Underwriters in connection with the statements or omissions which resulted in such Liabilities and other relevant equitable considerations shall also be considered. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of material fact or the omission to state a material fact, such statement or omission relates to information supplied by the Company, or the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to collect or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if the respective obligations of the Company, and the Underwriters to contribute pursuant to this Section 8 were to be determined by pro rata or per capita allocation of the aggregate Liabilities or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 8. Moreover, the contribution of any Underwriter shall not be in excess of the cash compensation received by the Underwriter, in the form of underwriting discounts or otherwise, pursuant to this agreement or any other agreement contemplated hereby. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. As used in this Section 8, the term "Company" shall include any officer, director or person who controls the Company within the meaning of section 15 of the Act. If the full amount of the contribution specified in this
Section 7 is not permitted by law, then each indemnified party and each person who controls an indemnified party shall be entitled to contribution from each indemnifying party to the full extent permitted by law. The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under section 11 of the Act other than the Company and the Underwriters. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement; provided, however, that such consent shall not be unreasonably withheld in light of all factors of importance to such party.

     9.   COSTS AND EXPENSES.

          (a)  Certain Costs and Expenses.  Whether or not this
Agreement becomes effective or the sale of the Securities to the

Underwriters is consummated, the Company shall pay all costs and expense incident to the issuance, offering, sale and delivery of the Shares and the Warrants and the performance of its obligations under this Agreement, including without limitation:
(i) all fees and expenses of the Company's legal counsel and accountants; (ii) all costs and expenses incident to the preparation, printing, filing and distribution of the Registration Statement (including the financial statements contained therein and all exhibits and amendments thereto), each Preliminary Prospectus and the Prospectus, each as amended or supplemented, this Agreement and the other underwriting documents, as well as the other agreements and documents referred to herein and the Blue Sky Memorandum; each in such quantities as you shall deem necessary; (iii) all fees of NASD required in connection with the filing required by NASD to be made by the Underwriters with respect to the Offering; (iv) all expenses, including fees (but not in excess of the amount set forth in Section 3(b) and disbursements of Underwriters' Counsel in connection with the qualification of the Securities under the "blue sky" laws which you shall designate; (v) a fee of $15,000 to be paid to Underwriters' Counsel for the preparation of a secondary trading memorandum; (vi) all costs and expenses of printing the respective certificates representing the Shares and the Warrants; (vii) the expense of placing one or more "tombstone" advertisements or promotional materials as directed by you (provided, however, that the aggregate amount thereof shall not exceed $10,000) and of offering memorabilia; (viii) all costs and expenses of the Company and its employees (but not of the Underwriters or its employees) associated with due diligence meetings and presentations (including the payment for road show conference centers); (ix) any and all taxes (including without limitation any transfer, franchise, capital stock or other tax imposed by any jurisdiction) on sales of the Securities to the Underwriters hereunder; and (x) all costs and expenses incident to the furnishing of any amended Prospectus or any supplement to be attached to the Prospectus as required by Sections 3(a) and 3(d), except as otherwise provided by said Sections.
          (b) Underwriters' Expense Allowance. In addition to the expenses described in Section 8(a), the Company shall on the First Closing Date pay to the Underwriters' the balance of a non-accountable expense allowance, which shall include fees of Underwriters' Counsel, exclusive of the fees referred to in
Section 3(b), of which a non refundable advance of $50,000 has been previously paid (that being an amount equal to three percent (3%) of the gross proceeds received upon sale of the Firm Securities). In the event that the Over-Allotment Option is exercised, then the Company shall, on the Option Closing Date, pay to the Underwriters based on the number of Option Securities to be sold by the Company, an additional amount equal to three percent (3 %) of the gross proceeds received upon sale of any of the Option Securities, in the amount of $________ if the Over-Allotment Option is exercised in full.

          (c) No Finders. No person is entitled either directly or indirectly to compensation from the Company, the Underwriters or any other person for services as a finder in connection with the Offering, and the Company hereby indemnifies and hold harmless the Underwriters, and the Underwriters hereby indemnities and hold harmless the Company from and against all Liabilities, joint or several, to which the indemnified party may become subject insofar as such Liabilities arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder's fee in connection with the Offering by reason of such person's or entity's influence or prior contact with the indemnifying party.

     10. EFFECTIVE DATE. The Agreement shall become effective upon its execution, except that you may, at your option, delay its effectiveness until 10:00 a.m., New York time, on the first full business day following the Effective Date, or at such earlier time after the Effective Date as you in your discretion shall first commence the initial public offering by the Underwriters of any of the Securities. The time of the initial public offering shall mean the time of release by you of the first newspaper advertisement which is subsequently published with respect to the Securities, or the time when the Securities are first generally offered by you to dealers by letter or telegram, whichever shall first occur. This Agreement may be terminated by you at any time before it becomes effective as provided above, except that the provisions of Sections 6, 8, 9, 13, 14 and 15 shall remain in effect notwithstanding such termination.

     11.  TERMINATION.

          (a)  Grounds for Termination.

               (i) This Agreement, except for Sections 3, 6, 7, 8, 13, 14, 15 and 16, may be terminated at any time prior to the First Closing Date, and the Over-Allotment Option, if exercised, may be cancelled at any time prior to the Option Closing Date, by you if in your sole reasonable judgment it is impracticable to offer for sale or to enforce contracts made by you for the resale of the Securities agreed to be purchased hereunder, by reason of:

                    (A)  the Company having sustained a material
loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree;

                    (B)  trading in securities on the New York
Stock Exchange or the American Stock Exchange having been suspended or limited;

                    (C)  material governmental restrictions
having been imposed on trading in securities generally which are not in force and effect on the date hereof;

                    (D)  a banking moratorium having been
declared by federal or New York State authorities;

                    (E) an outbreak or significant escalation of major international hostilities or other national or international calamity having occurred which affects this Offering;

                    (F)  the passage by the Congress of the
United States or by any state legislative body of similar impact, of any act or measure, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is reasonably believed likely by you to have a material adverse impact on the business, financial condition or financial statements of the Company;

                    (G)  any material adverse change in the
financial or securities markets beyond normal fluctuations in the United States having occurred since the date of this Agreement;
or

                    (H)  any material adverse change having
occurred, since the respective dates for which information is given in the Registration Statement and Prospectus, in the earnings, business, prospects or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business.

               (ii) The Underwriters shall have the right, in their sole reasonable discretion, to terminate this Agreement, including without limitation, the obligation to purchase the Firm Securities and the obligation to purchase the Option Securities after the exercise of the Over-Allotment Option, by notice given to the Company prior to delivery and payment for all the Firm Securities or the Option Securities, as the case may be, if any of the conditions enumerated in Section 4 are not either fulfilled or waived by the Underwriters on or before any Closing Date.

              (iii) Anything herein to the contrary
notwithstanding, if this Agreement shall not be carried out within the time specified herein, or any extensions thereof granted by the Underwriters, by reason of any failure on the part of the Company to perform any undertaking or satisfy any condition of this Agreement by it to be performed or satisfied then, in addition to the obligations assumed by the Company pursuant to Section 9(a) hereof, the Underwriters shall provide the Company with, and the Company shall pay, a statement of the Underwriters' accountable expenses.
          (b) Notification. If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided by this Section 11 or by Section 10, the Company shall be promptly notified by you, by telephone or telegram, confirmed by letter.

     12. UNDERWRITERS' WARRANTS. On the First Closing Date, the Company shall issue and sell to you, for a total purchase price of $10.00, and upon the terms and conditions set forth in the form of Underwriters' Warrants filed as an exhibit to the Registration Statement, an option entitling you to purchase 100,000 Shares and 300,000 Warrants at an exercise price equal to 140% of the initial public offering price per unit exercisable for a period of four years commencing one year from the Effective Date (the "Underwriters' Warrants"). The Underwriters' Warrants grant to the holders thereof certain "piggyback" registration rights for a period of five years, and demand registration rights for a period of four years, commencing one year from the Effective Date with respect to the registration under the Securities Act of the securities issuable upon exercise thereof. In the event of conflict in the terms of this Agreement and the Underwriters' Warrants, the terms and conditions of the Underwriters' Warrants shall control.

     13. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company and the Underwriters set forth in Sections 3, 6, 7, 8 and 9 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any other party, and shall survive delivery of and payment for the Securities and the termination of this Agreement. The Company hereby indemnifies and holds harmless the Underwriters from and against all Liabilities, joint or several, to which the Underwriters may become subject insofar as such Liabilities arise out of or are based upon the breach or failure of any of the provisions of Sections 3, 6, 8 and 9.

     14. NOTICES. All communications hereunder shall be in writing and, except as otherwise expressly provided herein, if sent to you, shall be mailed, delivered or telegraphed and confirmed to you at Global Equities Group, Inc., 5 Hanover Square, 22nd Floor, New York, New York 10004, with a copy sent to:
                    Michael Koblenz, Esq.,
                    Mound, Cotton & Wollan
                    One Battery Park Plaza
                    New York, New York 10004;

or if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed to it at Baltia Airlines, 63-25
Saunders Street, Suite 7I, Rego Park, New York, ____________, with a copy sent to:
                    Steffanie J. Lewis, Esq.
                    3511 N. 13th Street
                    Arlington, VA 22201

     15. PARTIES IN INTEREST. This Agreement is made solely for the benefit of the Underwriters, the Company, and, to the extent expressed, any person controlling the Company or the Underwriters, as the case may be, and the directors of the Company, nominees for directors of the Company (if any) named in the Prospectus, officers of the Company who have signed the Registration Statement, and their respective executors, administrators, successors and assigns; and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such, from an Underwriter of the Securities.

     16. CONSENT TO JURISDICTION. Each of the parties hereto irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York court, irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed Mound, Cotton & Wollan, New York, New York, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York court by the Underwriters or by any such person who controls an Underwriter, expressly consents to the jurisdiction of any such court in respect to any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing to any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

     17. CONSTRUCTION. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The parties agree to submit themselves to the jurisdiction of the courts of the State of New York or of the United States of America for the Southern District of New York, which shall be the sole tribunals in which any parties may institute and maintain a legal proceeding against the other party arising from any dispute in this Agreement. In the event either party initiates a legal proceeding in a jurisdiction other than in the courts of the State of New York or of the United States of America for the Southern District of New York, the other party may assert as a complete defense and as a basis for dismissal of such legal proceeding that the legal proceeding was not initiated and maintained in the courts of the State of New York or of the United States of America for the Southern District of New York, in accordance with the provisions of this Section 15.

     18.  ENTIRE AGREEMENT.  This Agreement and the Underwriters'
Warrants contain the entire agreement between the parties hereto in connection with the subject matter hereof and thereof.

     19. COUNTERPARTS. This Agreement may be executed in two or more counterpart copies, each of which shall be deemed and an original but all of which together shall constitute one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Agreement, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

                              Very truly yours,

                              BALTIA AIR LINES, INC.


                              By:_______________________________
                                 Name:
                                 Title:

Accepted as of the date
first above written:
New York, New York

GLOBAL EQUITIES GROUP, INC.

By:________________________
   Name:
   Title:

SUNCOAST CAPITAL CORP.


By:________________________
   Name:
   Title:

                            SCHEDULE A

                          Number of        Number of
                          Shares of        Warrants to be
 Underwriter              Common Stock to  Purchased
                          be Purchased


 Global Equities Group
 Inc.

 Suncoast Capital Corp.

                 Total:   1,000,000        3,000,00